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                                                                EXHIBIT 10.42(C)
                           THIRD AMENDMENT AGREEMENT
                           -------------------------

     AGREEMENT, dated May 15, 1995, to be effective as of March 31, 1995, among BUTLER SERVICE GROUP, INC. a New Jersey corporation, BUTLER INTERNATIONAL, INC., a Maryland corporation, BUTLER SERVICE GROUP CANADA, LTD., a Canadian corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation.

                                  Background
                                  ----------

     A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated as of May 31, 1994, between Butler Service Group, Inc. and General Electric Capital Corporation (as amended or supplemented from time to time, the "Credit Agreement").
                                        ----------------

     B. The Lender has caused to be issued for the account of the Borrower or one of its Subsidiaries or Affiliates, Letters of Credit in favor of, among others, National Union Fire Insurance of Pittsburgh, PA, and the Lender has agreed to incur obligations in connection with the Letters of Credit in the form of guaranties by the Lender of the Borrower's reimbursement obligations under the Letters of Credit.

     C. Under the terms of the Credit Agreement, the Borrower's ability to borrow under the Revolving Loan is reduced by an amount equal to the aggregate undrawn face amount of each Letter of Credit.

     D. The Borrower has requested Lender to consider increasing its Borrowing Base availability under the Credit Agreement by the undrawn amount of Eligible Supporting Letters of Credit (as defined herein) which could be drawn upon by Lender if there is a draw upon certain Letters of Credit issued under the terms of the Credit Agreement.

     E. The Lender has agreed to the Borrower's request subject to the terms and conditions of this Agreement.

                                   Agreement
                                   ---------

     In consideration of the foregoing Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

     1.  Modifications.  All the terms and provisions of the Credit Agreement
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and the other Loan Documents shall remain in full force and effect except as follows:

     (a) Section 2.01 of the Credit Agreement is amended to add the phrase "(reduced by the amount then remaining available for draw under any Eligible Supporting Letter of Credit)" after the phrase "Letters of Credit" in the penultimate line of such Section.
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     (b) Section 2.07 of the Credit Agreement is amended to add the phrase
"Eligible Supporting Letter of Credit" between the existing phrases "Eligible Accounts," and "Eligible Pending Accounts Receivable" appearing therein.

     (c) The first sentence of Section 2.10 of the Credit Agreement is deleted and the following is substituted therefor:

          Section 2.10 Letters of Credit.  Subject to the terms and conditions
                       -----------------
     hereof, the Lender shall cause the issuance of the Letters of Credit and the Lender shall incur obligations therewith in the form of guaranties by the Lender of the Borrower's reimbursement obligations under the Letters of Credit to support the payment of Letter of Credit Obligations, provided
                                                                    --------
     however, that Lender will not be required to cause to be issued any Letters
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     of Credit to the extent that the face amount of such Letters of Credit would then cause either (A) the sum of (i) outstanding Revolving Loans plus
                                                                            ----
     (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the Maximum Revolving Loan or (B) the sum of (i) outstanding Revolving Loans plus (ii) outstanding Letters of Credit (reduced by the lesser of (X) One Million Two Hundred Thousand Dollars ($1,200,000) and (Y) the amount then remaining available for drawing under any Eligible Supporting Letters of Credit, but with the requested Letter of Credit being deemed to be outstanding) to exceed the Borrowing Base.

     (d) The following new definition is added to Schedule 1.01 to the Credit Agreement immediately after the definitions of "Eligible Pending Accounts Receivable and Fixed Contract Accounts Receivable" appearing therein:

          "Eligible Supporting Letters of Credit" means one or more irrevocable
           -------------------------------------
     letters of credit (including any renewals, extensions or replacements thereof) which may be issued (i) in favor of Lender as the beneficiary thereunder, (ii) for a minimum term of at least six months (and renewed or extended for minimum terms of at least six months), (iii) to support Lender's obligations with respect to certain Letters of Credit outstanding under the Credit Agreement (the "Primary Letter of Credit"), and accepted
                                      ------------------------
     by the Lender in its sole discretion for such purpose, (iv) in form and substance satisfactory to Lender in its sole discretion, (v) without any obligation, whether direct, indirect, absolute of contingent, of the Borrower or any of its Subsidiaries or Affiliates other than Frederick H. Kopko, Mary Elizabeth Kopko, Hugh G. McBreen or Michelle McBreen to the issuer thereof or any account party thereunder arising out of or in connection with such letter of credit, and (vi) by a bank acceptable to Lender in its sole discretion, provided that at the time of such issuance, the Lender receives from each of the issuer thereof and the account party thereunder, a signed certificate, in form and content acceptable to the Lender, that neither the issuer nor any account party has any claim arising out of or in connection with such letter of credit against the Borrower or any of its Subsidiaries or Affiliates other than Frederick H. Kopko, Mary Elizabeth Kopko, Hugh G. McBreen or Michelle McBreen, or the assets of any of them, whether direct, indirect, absolute or
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                                      -3-

     contingent, and provided further that such letter of credit shall remain an Eligible Supporting Letter of Credit only for so long as (A) there are no less than fifteen (15) days remaining before the expiry date of such letter of credit (as the same may be renewed or extended), (B) such letter of credit remains enforceable, available to drawings by Lender and otherwise acceptable to Lender in its sole discretion, (C) the issuer thereof remains acceptable to Lender in its sole discretion, and (D) the Primary Letter of Credit which is supported thereby remains outstanding. In no event shall any letter of credit be deemed to be an Eligible Supporting Letter of Credit to the extent that it may exceed the undrawn amount of the Primary Letter of Credit which is supports.

     (e) The definition of "Tangible Net Worth", contained in Schedule "1.01" to the Credit Agreement ,is deleted and the following is substituted therefor:

          "Tangible Net Worth" means, at a particular date, all amounts which,
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     in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet for the Parent at such date less the aggregate of all intangibles, in conformity with GAAP, including goodwill, patents, organization expenses, treasury stock, trademarks, tradenames, all deferred financing and unamortized debt discount expense. For purposes of determining Tangible Net Worth, amounts set forth under the Cumulative Foreign Currency Translation Adjustment Account under the consolidated balance sheet for the Parent shall be excluded therefrom.

     (f) The covenant "5.5:1" for the Fiscal Quarter ended June 30, 1995, contained in subsection (d) of Schedule "6.02(u)" to the Credit Agreement is deleted and the covenant "6.3:1" is substituted therefor.

     2.   Conditions Precedent.  The Lender's obligations under this Agreement
          --------------------
are contingent upon the Lender's receipt of the following, all in form, scope and content acceptable to the Lender in its sole discretion:

          (a) this Agreement duly executed by the parties hereto;

          (b) the Commitment Fee (as defined below); and

          (c) such other agreements and instruments as the Lender shall require.

     3.   Commitment Fee.  In consideration of the Lender's execution and
          --------------
delivery of this Agreement, and the performance of the terms thereof, the Borrower is simultaneously paying to the Lender the amount of $50,000, (the

"Commitment Fee"), which Commitment Fee shall be deemed one of the Fees.
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     4.   Reaffirmation By Borrower.  The Borrower acknowledges and agrees, and
          -------------------------
reaffirms, that it is legally, validly and enforceable indebted to the Lender under the Revolving
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                                      -4-

Note without defense, counterclaim or offset, and that it is legally, validly and enforceable liable to the Lender for all costs and expenses of collection and attorneys' fees related to or in any way arising out of this Agreement, the Credit Agreement, the Revolving Note and the other Loan Documents. The Borrower hereby restates and agrees to be bound by all covenants contained in the Credit Agreement and the other Loan Documents and hereby reaffirms that all of the representations and warranties contained in the Credit Agreement remain true and correct in all material respects except as disclosed in connection with the execution and delivery of the First Amendment Agreement dated December 14, 1994 (the "First Amendment Agreement"). The Borrower represents that except as set
      -------------------------
forth in the Credit Agreement and the First Amendment Agreement, there are not pending or to the Borrower's knowledge threatened, legal proceedings to which the Borrower or either of the Guarantors is a party, or which materially or adversely affect the transactions contemplated by this Agreement or the ability of the Borrower or either of the Guarantors to conduct its business. The Borrower acknowledges and represents that the resolutions of the Borrower dated May 25, 1994, remain in full force and effect and have not been amended, modified, rescinded or otherwise abrogated.

     5.   Reaffirmation by Guarantors.  Each of the Guarantors acknowledges that
          ---------------------------
each is legally and validly indebted to the Lender under the Guaranty of each without defense, counterclaim or offset. Each of the Guarantors affirms that the Guaranty of each remains in full force and effect and acknowledges that the Guaranty of each encompasses, without limitation, the amount of the Maximum Revolving Loan.

     6.   Other Representations By Borrower and Guarantors.  The Borrower and
          ------------------------------------------------
the Guarantors each represent and confirm that (a) no Default or Event of Default has occurred and is continuing and the Lender has not given its consent to or waived any Default or Event of Default and (b) the Credit Agreement and the other Loan Documents are in full force and effect and enforceable against the Borrower and Guarantors in accordance with the terms thereof. The Borrower and the Guarantors each represent and confirm that as of the date hereof, each has no claim or defense (and the Borrower and the Guarantors each hereby waive every claim and defense) against the Lender arising out of or relating to the Credit Agreement and the other Loan Documents or the marking, administration of enforcement of the Revolving Loan and the remedies provided for under the Loan Documents.

     7.   No Waiver By Lender.  Each of the Borrower and the Guarantors
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acknowledges that (a) by the execution by each of this Agreement, the Lender is not waiving any Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrower under the Loan Documents and (b) the Lender reserves all rights and remedies available to it under the Loan Documents and otherwise.
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     The parties have executed this agreement on the date first written above to be effective as of March 31, 1995.

                                   BUTLER SERVICE GROUP, INC.


                                   By:/s/ Raymond J. Lacroix
                                      ----------------------------
                                      Raymond J. Lacroix
                                      Its Senior Vice President
                                      and Chief Financial Officer

                                   BUTLER INTERNATIONAL, INC.


                                   By:/s/ Raymond J. Lacroix
                                      ----------------------------
                                      Raymond J. Lacroix
                                      Its Senior Vice President
                                      and Chief Financial Officer


                                   BUTLER SERVICE GROUP CANADA, LTD.


                                   By:/s/ Raymond J. Lacroix
                                      ----------------------------
                                      Raymond J. Lacroix
                                      Its Senior Vice President
                                      and Chief Financial Officer

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION


                                   By:/s/ Martin S. Greenberg
                                      ----------------------------
                                      Martin S. Greenberg
                                      Its Duly Authorized Signatory